Exhibit 99.1

May 17, 2018

Colleagues:

I am writing today to announce a change on my leadership team.

Mark Tarchetti, President, Newell Brands, has made the decision to leave the company at the end of this month. Mark joined Newell in 2013 and has been a true partner to me over the last 5 years. He has been instrumental in strengthening our portfolio, developing our category strategies and global business plans, and driving value creation for our shareholders. Mark has been an outstanding champion for growth through the design and formation of our Development, Design and Ecommerce organizations. These three capabilities are competitive points of advantage for the company. I also want to recognize his tireless support, particularly over the past six months, as we worked to develop the Accelerated Transformation Plan for the company.

Mark’s work ethic, intellect, and passion for building businesses will serve as invaluable assets in his future endeavors. Please join me in thanking Mark for his incredible effort and many contributions to the organization.

Best,